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Exhibit 5.1

[Gibson Dunn Letterhead]

May 13, 2011	Direct: 310.552.8500 Fax: 310.551.8741 Client Matter No.: 22829-00013

Douglas Dynamics, Inc.
7777 North 73rd Street
Milwaukee, Wisconsin 53223

Re:
Douglas Dynamics, Inc.
Registration Statement on Form S-1 (File No. 333-173860)

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1, File No. 333-173860, as amended (the "Registration Statement"), of Douglas Dynamics, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the offering by the selling stockholders identified in the Registration Statement of up to 5,750,000 shares (including shares that may be sold upon exercise of the underwriters' option to purchase additional shares from the selling stockholders identified in the Registration Statement) of the Company's common stock, par value $0.01 per share ("Common Stock").

        We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

        Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that (i) with respect to any currently outstanding shares of Common Stock to be sold in the offering ("Shares"), such Shares have been validly issued and are fully paid and non-assessable, and (ii) with respect to any shares of Common Stock underlying stock options that are to be exercised and sold in connection with the offering ("Option Shares"), such Option Shares, when issued upon the exercise of the related stock option and the payment of the required exercise price and tax withholding obligation, if any, will be validly issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP

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  Exhibit 5.1
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